Calculation of Filing Fee Tables
S-1
Heartflow, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, $0.001 par value per share	457(a)	14,375,000	$ 17.00	$ 244,375,000.00	0.0001531	$ 37,413.81
Fees Previously Paid	2	Equity	Common stock, $0.001 par value per share	457(o)			$ 100,000,000.00		$ 15,310.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 344,375,000.00		$ 52,723.81
			Total Fees Previously Paid:						$ 30,620.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 22,103.81
Offering Note
[1]	1a. Includes 1,875,000 shares that the underwriters have the option to purchase, if any. 1b. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

[2]	See notes 1a. 2a. The registrant previously paid a registration fee of $15,310.00 in connection with the initial filing of the Registration Statement on Form S-1 on July 17, 2025.